EXHIBIT 23.1

CONSENT  OF INDEPENDENT  REGISTERED  PUBLIC ACCOUNTING  FIRM

We consent to the use in Registration Statement No. 333 -1826000  on Form S-11A of our report dated October 8, 2012 relating to the financial statements of Galt Petroleum, Inc.  We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
October 8, 2012